Exhibit 10.1
BIOCLINICA, INC.
2002 STOCK INCENTIVE PLAN
AS AMENDED AND RESTATED EFFECTIVE MAY 11, 2005
AND AS SUBSEQUENTLY AMENDED AND RESTATED MAY 14, 2008 AND
JANUARY 20, 2010
ARTICLE ONE
GENERAL PROVISIONS
     I. PURPOSE OF THE PLAN
          The 2002 Stock Incentive Plan, as amended and restated (the “Plan”), is intended to promote the interests of BioClinica, Inc., a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.
          The Plan was amended and restated in its entirety in (i) 2005 and approved by the Corporation’s stockholders at the 2005 Annual Meeting held on May 11, 2005 (the “2005 Restatement”) and (ii) 2008 and approved by the Corporation’s stockholders at the 2008 Annual Meeting held on May 14, 2008 (the “2008 Restatement”). The purpose of this 2010 Amendment and Restatement (the “2010 Restatement”) is to effect the following changes to the 2008 Restatement, which do not require stockholder approval:
          (i) change the name of the Corporation from Bio-Imaging Technologies, Inc. to BioClinica, Inc.; and
          (ii) exempt grants of options to new Employees of the Corporation as inducement for their employment from the limitation on the maximum number of shares for which options may be granted in the aggregate under the Plan in any fiscal year pursuant to Article One, Section V.B. under the 2008 Restatement.
          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.
     II. STRUCTURE OF THE PLAN
          The Plan shall consist of a Discretionary Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of

Common Stock or be issued such shares pursuant to restricted stock or restricted stock unit awards.
     III. ADMINISTRATION OF THE PLAN
          A. The Compensation Committee shall have sole and exclusive authority to administer the Discretionary Grant Program with respect to Section 16 Insiders. Administration of the Discretionary Grant Program with respect to all other persons eligible to participate in that program may, at the Board’s discretion, be vested in the Compensation Committee or a Secondary Board Committee, or the Board may retain the power to administer the program with respect to all such persons. However, any discretionary option grants or other awards for members of the Compensation Committee must be authorized by a disinterested majority of the Board.
          B. Members of the Compensation Committee or any Secondary Board Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Board Committee and reassume all powers and authority previously delegated to such committee.
          C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant Program and to make such determinations under, and issue such interpretations of, the provisions of that program and any outstanding options or other awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant Program under its jurisdiction or any stock option or other award thereunder.
          D. Service as a Plan Administrator by the members of the Compensation Committee or the Secondary Board Committee shall constitute service as Board members, and the members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee or the Secondary Board Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grant or other award thereunder.
     IV. ELIGIBILITY
          A. The persons eligible to participate in the Discretionary Grant Program are as follows:
               (i) Employees,

               (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and
               (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).
          B. The Plan Administrator shall have full authority to determine, with respect to the grant of options or other awards under the Discretionary Grant Program, which eligible persons are to receive such grants or awards, the time or times when those grants or awards are to be made, the number of shares to be covered by each such grant or award, the time or times when any granted option is to become exercisable, the vesting schedule (if any) applicable to each grant or award, the maximum term for which a granted option is to remain outstanding and the status of that option as either an Incentive Option or a Non-Statutory Option.
          C. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Corporation the power to grant stock options under the Plan to one or more Employees and to exercise such other powers under the Plan as the Board may determine; provided, however, that, the Board shall fix the terms of the option grants to be made by such executive officers (including the exercise price of any awarded stock options, which may include a formula by which such exercise price is to be determined, the applicable vesting schedules and the maximum option term) and the maximum number of shares for which stock options may be granted by such executive officers. In no event, however, shall any executive officer be authorized to make option grants to any Section 16 Insider.
     V. STOCK SUBJECT TO THE PLAN
          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the remaining term of the Plan shall be limited to two million six hundred thirty eight thousand two hundred and eight (2,638,208) shares. Such share reserve is comprised of (i) the number of shares of Common Stock which remained available for issuance under the Plan on the May 11, 2005 effective date of the 2005 Restatement, including the portion of those shares subject to options outstanding under the Plan on that date, plus (ii) an additional 1,000,000-share increase which was approved by the Corporation’s stockholders at the 2008 Annual Meeting. All options or other awards outstanding under the Plan on the 2010 Restatement Effective Date shall continue in full force and effect in accordance with their terms, and no provision of this 2010 Restatement shall be deemed to affect or otherwise modify the rights or obligations of the holders of those options or awards with respect to their acquisition of shares of Common Stock thereunder.
          B. The maximum number of shares for which options may be granted in the aggregate in any fiscal year of the Corporation shall be limited to three percent (3%) of (i) the total number of shares of Common Stock actually outstanding at the start of that fiscal year plus (ii) any additional shares of Common Stock newly issued in that year as a result of new equity investments in the Corporation (including exercises of outstanding options under the Plan) or the

Corporation’s acquisitions of other companies or enterprises for consideration payable in Common Stock; provided, however, any grants made by the Corporation to new Employees as inducement for their employment shall not be considered in calculating the number of shares remaining for which options may be granted by the Corporation for that fiscal year.
          C. The maximum number of shares of Common Stock for which any one person may be granted restricted stock or restricted unit awards under the Plan in any calendar year shall be limited to fifty thousand (50,000) shares. Such restricted stock or restricted stock unit awards shall vest upon the attainment of designated performance goals or the satisfaction of specified Service requirements.
          D. No one person may receive stock options or other awards under the Plan for more than two hundred thousand (200,000) shares of Common Stock in the aggregate per calendar year.
          E. Shares of Common Stock subject to outstanding options or other awards made under the Plan shall be available for subsequent grant under the Plan to the extent those options or awards expire or terminate for any reason prior to the issuance of the shares of Common Stock subject to those options or awards. Unvested shares issued under the Plan and subsequently forfeited or repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance. Should the exercise price of an option under the Plan be paid with shares of Common Stock, then the authorized reserve of Common Stock under the Plan shall be reduced by the gross number of shares for which that option is exercised, and not by the net number of shares issued under the exercised stock option. If shares of Common Stock otherwise issuable under the Plan are withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting or issuance of shares under Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares issuable under the exercised stock option or the total number of shares vesting or issued, calculated in each instance prior to any such share withholding.
          F. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, then the Compensation Committee shall make equitable adjustments to: (i) the maximum number and/or class of securities issuable under the Plan; (ii) the maximum number and/or class of securities for which any one person may be granted stock options or other awards in the aggregate under the Plan per calendar year, (iii) the maximum number and/or class of securities for which any one person be awarded restricted stock or restricted stock units under the Plan per calendar year, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option and (v) the number and/or class of securities subject to each outstanding restricted stock unit or other stock-based award under the Plan and the cash consideration (if any) payable per share. Such adjustments shall be made by the Compensation Committee in such manner as it deems appropriate, and the adjustments shall be final, binding and conclusive upon each person holding an option or other award under the Plan. The foregoing adjustment provisions shall govern all options and awards outstanding under the Plan on the 2010 Restatement Effective Date and all options and awards granted under the Plan thereafter; provided, however, that each Incentive Option outstanding under the Plan on the 2010 Restatement Plan Effective Date shall continue to be governed by the capital adjustment provisions of this Section V.F of Article One as in effect at the time that Incentive Option was granted.
          G. Outstanding options or other awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE TWO
DISCRETIONARY GRANT PROGRAM
     I. OPTION TERMS
          Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.
          A. Exercise Price.
               1. The exercise price per share shall be fixed by the Plan Administrator; provided, however, that such exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.
               2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in one or more of the forms specified below:
               (i) cash or check made payable to the Corporation,
               (ii) shares of Common Stock held for the requisite period (if any) necessary to avoid any resulting charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or
               (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.
          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option granted under the 2005 Restatement shall have a term in excess of seven (7) years measured from the option grant date.
          C. Effect of Termination of Service.
               1. The following provisions shall govern the exercise of any options granted pursuant to the Discretionary Grant Program that are outstanding at the time of the Optionee’s cessation of Service or death:
               (i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.
               (ii) Any option held by the Optionee at the time of the Optionee’s death may, to the extent vested and exercisable at that time, be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.
               (iii) Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options granted under this Article Two, then all of those options shall terminate immediately and cease to be outstanding.
               (iv) During the applicable post-Service exercise period, the option may not be exercised for more than the number of vested shares for which the option is at the time exercisable. No additional shares shall vest under the option following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with the Optionee. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.
               2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

               (i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term,
               (ii) include an automatic extension provision whereby the specified post-Service exercise period in effect for any option granted under this Article Two shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-Service exercise period during which the exercise of that option or the immediate sale of the shares acquired under such option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such option beyond the expiration date of the term of that option, and/or
               (iii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.
          D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares. Notwithstanding the foregoing, in the event the outstanding shares of Common Stock are split by means of a stock dividend and the exercise price of and the number of shares subject to outstanding options under the Plan are to be adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an Optionee who exercises such an option between the record date and the distribution date for that stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon the exercise of such Option, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
          E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.
          F. Transferability of Options. The transferability of options granted under the Plan shall be governed by the following provisions:
               (i) Incentive Options: During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death.
               (ii) Non-Statutory Options. Non-Statutory Options shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more Non-Statutory Options so that the option may be assigned in whole or in part during the Optionee’s lifetime, by gift or pursuant to a domestic relations order, to one or more Family Members of the Optionee or to a trust established exclusively for one or more such Family Members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.
               (iii) Beneficiary Designations. Notwithstanding the foregoing, the Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two (whether Incentive Options or Non-Statutory Options), and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.
     II. INCENTIVE OPTIONS
          The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.
          A. Eligibility. Incentive Options may only be granted to Employees.
          B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).
               To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitations on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.
          C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.
     III. CHANGE IN CONTROL
          A. In the event of a Change in Control, each outstanding option under the Discretionary Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of that Change in Control, become exercisable as to all the shares of Common Stock at the time subject to such option and may be exercised as to any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such option is to be replaced with a cash retention program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares as to which the option is not otherwise at that time exercisable and provides for subsequent vesting and payout of that spread in accordance with the same exercise/vesting schedule applicable to those shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator.
          B. All outstanding repurchase rights under the Discretionary Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of a Change in Control, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.
          C. Immediately following the consummation of the Change in Control, all outstanding options under the Discretionary Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

          D. Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (iii) the maximum number and/or class of securities for which any one person may be granted stock options and other awards in the aggregate under the Plan per calendar year and (iv) the maximum number and/or class of securities for which any one person be awarded restricted stock or restricted stock units under the Plan per calendar year. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding options under the Discretionary Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.
          E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Grant Program so that those options shall, immediately prior to the effective date of a Change in Control, become exercisable as to all the shares of Common Stock at the time subject to those options and may be exercised as to any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall immediately terminate upon the consummation of the Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.
          F. The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Grant Program so that those options shall become exercisable as to all the shares of Common Stock at the time subject to those options in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period following the effective date of any Change in Control transaction in which those options do not otherwise fully accelerate. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.
          G. The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-statutory Option under the Federal tax laws.
     IV. PROHIBITION ON REPRICING PROGRAMS
          The Plan Administrator shall not (i) implement any cancellation/regrant program pursuant to which outstanding options under the Plan are cancelled and new options are granted in replacement with a lower exercise price per share, (ii) cancel outstanding options under the Plan with exercise prices per share in excess of the then current Fair Market Value per share of Common Stock for consideration payable in equity securities of the Corporation or (iii) otherwise directly reduce the exercise price in effect for outstanding options under the Plan, without in each such instance obtaining stockholder approval.
     V. STOCK ISSUANCE TERMS
          A. Shares of Common Stock may also be issued under the Discretionary Grant Program, either as vested or unvested shares, through direct and immediate issuances without any intervening option grants and without cash consideration payable for the shares. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued pursuant to share right awards or restricted stock units which entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units. However, the maximum number of shares of Common Stock for which any one person may be granted restricted stock or restricted unit awards under the Plan in any calendar year shall be limited to fifty thousand (50,000) shares, subject to adjustment from time to time in accordance with Section V.F. of Article One. The terms and conditions of each such award or restricted stock unit, (including, without limitation, the applicable vesting schedule and vesting acceleration provisions) shall be determined by the Plan Administrator.
          B. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more restricted stock issuances or restricted stock unit awards so that the shares of Common Stock subject to those issuances or awards shall vest (or vest and become issuable) upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (1) return on total stockholder equity; (2) earnings per share of Common Stock; (3) net income or operating income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, (6) sales or revenue targets; (7) return on assets, capital or investment; (8) cash flow; (9) market share; (10) cost reduction goals; (11) budget comparisons; (12) measures of customer satisfaction; (13) any combination of, or a specified increase in, any of the foregoing; (14) new product development or successful completion of research and development projects; and (15) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions intended to enhance the Corporation’s revenue or profitability or enhance its customer base. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any Parent or Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned.
          C. The recipient shall have full stockholder rights with respect to any shares of Common Stock issued to him or her under the Plan, whether or not the recipient’s interest in those shares is vested. Accordingly, such individual shall have the right to vote such shares and to receive any dividends paid on such shares, subject to any applicable vesting requirements. The recipient shall not have any stockholder rights with respect to the shares of Common Stock subject to a restricted stock unit until that unit vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding restricted stock unit or share right awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.
          D. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock or restricted stock units which would otherwise occur upon the cessation of the recipient’s Service or the non-attainment of the performance objectives applicable to those shares or units. Any such waiver shall result in the immediate vesting of the recipient’s interest in the shares of Common Stock or restricted stock units as to which the waiver applies. Such waiver may be effected at any time, whether before or after the recipient’s cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares or units which were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m), except in connection with a Change in Control or, with respect to awards made prior to January 1, 2009, in the event of the recipient’s Involuntary Termination.
          E. The Plan Administrator shall have full power and authority to structure one or more restricted stock or restricted stock unit awards under the Plan so that those awards shall vest, and all the underlying shares shall become immediately issuable, upon the effecitve date of a Change in Control transaction or in the event the individual’s Service is terminated by reason of an Involuntary Termination within a designated period following the effective date of the Change in Control transaction.

ARTICLE THREE
MISCELLANEOUS
     I. TAX WITHHOLDING
          A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the vesting or issuance of shares under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.
          B. The Plan Administrator may, in its discretion, provide one or more participants in the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such participants may become subject in connection with the exercise of their options or the vesting or issuance of any shares acquired by them under the Plan. Such right may be provided to any such participant in either or both of the following formats:
               Stock Withholding: The election to have the Corporation withhold, from the vested shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or upon the vesting or issuance of shares under the Plan, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by such person.
               Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised for vested shares or at the time any shares vest or are issued under the Plan vest, one or more shares of Common Stock previously acquired by such person (other than in connection with the option exercise or share vesting or issuance triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by such person.
     II. SHARE ESCROW/LEGENDS
          Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the recipient’s interest in such shares vests or may be issued directly to the recipient with restrictive legends on the certificates evidencing those unvested shares.
     III. EFFECTIVE DATE AND TERM OF THE PLAN
          A. This 2010 Restatement shall become effective on the 2010 Restatement Effective Date.

          B. Each option or other award outstanding under the Plan immediately prior to the 2010 Restatement Effective Date shall continue to be governed solely by the terms of the documents evidencing such option or award, and no provision of the 2010 Restatement shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options or awards with respect to their acquisition of shares of Common Stock thereunder. However, one or more provisions of the 2010 Restatement may, in the Plan Administrator’s discretion, be extended to one or more of those options or awards that do not otherwise contain such provisions.
          C. The Plan as hereby amended and restated shall terminate upon the earliest to occur of (i) January 13, 2012, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding options and repurchase rights in connection with a Change in Control. Should the Plan terminate on January 13, 2012, then all option grants and other awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or awards.
     IV. AMENDMENT OF THE PLAN
          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, except with regard to Article II, Section IV hereof. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or other awards at the time outstanding under the Plan unless the Optionee or other Plan participant consents to such amendment or modification. In addition, amendments to the Plan will be subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the Stock Exchange on which the Common Stock is at the time primarily traded.
          B. Options may be granted under the Discretionary Grant Program that in involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those grants until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan authorizing such increase. If stockholder approval is required and is not obtained within twelve (12) months after the date the first excess grant made against such contingent increase, then any options granted on the basis of such excess shares shall terminate and cease to be outstanding.
     V. USE OF PROCEEDS
          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

     VI. REGULATORY APPROVALS
          A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options or other awards granted under it and the shares of Common Stock issued pursuant to it.
          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any Stock Exchange on which Common Stock is then listed for trading.
     VII. NO EMPLOYMENT/SERVICE RIGHTS
          Nothing in the Plan shall confer upon the Optionee or other Plan participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or other participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX
          The following definitions shall be in effect under the Plan:
          A. Board shall mean the Corporation’s Board of Directors.
          B. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:
          (i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction,
          (ii) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets, or
          (iii) the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders.
          C. Code shall mean the Internal Revenue Code of 1986, as amended.
          D. Common Stock shall mean the Corporation’s common stock.
          E. Compensation Committee shall mean the Compensation Committee of the Board comprised of two (2) or more non-employee Board members.

A-1.

          F. Corporation shall mean BioClinica, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of BioClinica, Inc. which has by appropriate action assumed the Plan.
          G. Discretionary Grant Program shall mean the discretionary grant program in effect under Article Two of the Plan pursuant to which stock options and other awards may be granted to one or more eligible individuals.
          H. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
          I. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.
          J. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
          (i) If the Common Stock is at the time traded on the Nasdaq Global Market, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after- hours trading begins) on such Stock Exchange on the date in question, as such price is reported by the National Association of Securities Dealers. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
          (ii) If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
          K. Family Member means, with respect to a particular Optionee or other Plan participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, bother-in-law or sister-in-law.
          L. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

A-2.

          M. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:
          (i) such individual’s involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than Misconduct, or
          (ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation (or any Parent or Subsidiary) without the individual’s consent.
          N. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.
          O. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.
          P. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.
          Q. Optionee shall mean any person to whom an option is granted under the Discretionary Grant Program.
          R. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          S. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

A-3.

          T. Plan shall mean the Corporation’s 2002 Stock Incentive Plan, as amended and restated in this document.
          U. Plan Administrator shall mean the particular entity, whether the Compensation Committee, the Board or the Secondary Board Committee, which is authorized to administer the Discretionary Grant Program with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under that program with respect to the persons under its jurisdiction.
          V. 2010 Restatement shall mean the January 20, 2010 amendment and restatement of the Plan which effects the changes set forth in this document.
          W. 2010 Restatement Effective Date shall mean January 20, 2010.
          X. Secondary Board Committee shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Grant Program with respect to eligible persons other than Section 16 Insiders.
          Y. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.
          Z. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance. For purposes of the Plan, a person shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the person no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the person is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though such person may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Option may be exercised as such under the federal tax laws, the Optionee’s Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless Optionee is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or the Corporation’s written policy governing leaves of absence, no Service credit shall be given for vesting purposes for any period the person is on a leave of absence.
          AA. Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

A-4.

          BB. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          CC. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).
          DD. Withholding Taxes shall mean the applicable income and employment withholding taxes to which the holder of an option or shares of Common Stock under the Plan may become subject in connection with the grant or exercise of those options or the vesting or issuance of those shares.

A-5.